UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Revised Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

Apollo Realty Income Solutions, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

EXPLANATORY NOTE

In connection with the mailing of the definitive proxy statement of Apollo Realty Income Solutions, Inc. (the “Company”) and the solicitation of proxies with respect to the proposals set forth in the definitive proxy statement, the following telephone solicitation script was prepared for use by the Company’s proxy solicitor with stockholders of the Company.

Solicitation Script (Inbound and Outbound)

Apollo Realty Income Solutions, Inc.

Meeting Date: September 26, 2023

Toll Free Number: 855-928-4479

INBOUND GREETING:

Thank you for calling the Broadridge Proxy Services Center for the Apollo Realty Income Solutions annual meeting of stockholders scheduled for September 26th, 2023. My name is <Agent Name>. How may I assist you today?

GENERAL OUTBOUND GREETING:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello Mr./Ms. <Stockholder’s Last Name>. My name is <agent name> and I am a proxy voting specialist calling on a recorded line on behalf of Apollo Realty Income Solutions to confirm you have received the proxy materials for the annual meeting of stockholders scheduled for September 26th, 2023. Have you received the proxy materials?

NEAR MEETING DATE OUTBOUND GREETING:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hello Mr./Ms. <Stockholder’s Last Name>. My name is <agent name> and I am a proxy voting specialist calling on a recorded line on behalf of Apollo Realty Income Solutions to confirm you have received the proxy materials for the annual meeting of stockholders scheduled in just a few days on September 26th, 2023. Have you received the proxy materials?

ADJOURNMENT OUTBOUND GREETING:

Good day, may I please speak with Mr./Ms. <full name as it appears on registration>?

Hi Mr. /Ms. < Stockholder’s Last Name>, my name is <Agent Name> and I am a proxy voting specialist calling on a recorded line on behalf of Apollo Realty Income Solutions. Due to the lack of stockholder participation, the annual meeting of stockholders has been adjourned to <date/time>. Have you received the proxy materials?

VOTING:

The board of Apollo Realty Income Solutions, Inc. recommends voting “FOR” the proposals. Would you like to vote along with the recommendations of the board for all of your accounts?

Thank you, I am recording your <for, against, abstain> vote. For confirmation purposes, please state your full name.

And according to our records, you currently reside in <read street address, city, and state > is that correct? For confirmation purposes, please state your zip code.

Thank you. You will receive a confirmation of your voting instructions within approximately 5 days. If you have any questions, please contact us at this toll free number 855-928-4479.

© 2023 Broadridge Financial Solutions, Inc., Broadridge and the Broadridge logo are registered trademarks of Broadridge Financial Solutions, Inc.	broadridge.com CONFIDENTIAL INFORMATION

Mr./Ms. < Stockholder’s Last Name>, your vote is important, and your time is appreciated. Thank you and have a good <day, evening, night>.

IF UNSURE OF VOTING OR DOES NOT WANT TO VOTE ALONG WITH THE RECOMMENDATION OF THE BOARD:

Would you like me to review the proposals with you? <After review, ask them if they would like to vote now over the phone>.

IF NOT RECEIVED/REQUESTING MATERIAL TO BE RE-MAILED:

I can resend the proxy materials to you, or I can review the proposalswith you and record your vote immediately by phone. <Pause for response>

AFTER REVIEW, ASK THEM IF THEY WOULD LIKE TO VOTE NOW OVER THE PHONE:

The board of Apollo Realty Income Solutions, Inc. recommends voting “FOR” the proposals. Would you like to vote along with the recommendations of the board for all your accounts?

IF THEY DON’T WANT PROPOSAL(S) REVIEWED:

Do you have an email address this can be sent to? <If yes, enter the email address in the notes and read it back phonetically to the stockholder.>

Thank you. You should receive the proxy materials via email shortly and the materials will inform you of the methods available to cast your vote, one of which is to call us back at 855-928-4479.

IF NOT INTERESTED:

I am sorry for the inconvenience. Please be aware that as a stockholder, your vote is very important. Please fill out and return your proxy card at your earliest convenience. If you would rather not do that, you can always vote via the other methods outlined in the proxy materials. Thank you again for your time today, and have a wonderful day/evening.

VOTING (ANY VOTE NEEDED):

The board of Apollo Realty Income Solutions, Inc. recommends voting “FOR” the proposals or you may choose to vote Against or Abstain and help the company reach quorum. How would you like to vote on your accounts today?

And this (for/against/abstain) vote will be for all of your accounts accordingly?

REGISTERED HOLDER WANTS A NEW PROXY CARD/OR THEIR CONTROL NUMBER: <send complete contact information name, address, control #, & shares to Broadridge>:

Your control number can be found on your proxy card. I can arrange to have a new proxy card sent to you. However, I can record your voting instructions right now so that it will be represented at the upcoming meeting. The board of Apollo Realty Income Solutions, Inc. recommends voting “FOR” the proposals. Would you like to vote along with the recommendations of the board for all your accounts?

BENEFICIAL HOLDER WANTS A NEW VIF/OR THEIR CONTROL NUMBER:

Your control number can be found on your Vote Instruction Form. If you are unable to find it, you can contact your broker or financial advisor and they can arrange to have a new voting instruction form sent to you. However, if you prefer, I can record your voting instructions right now so that it will be represented at the upcoming meeting. The board of Apollo Realty Income Solutions, Inc. recommends voting “FOR” the proposals. Would you like to vote along with the recommendations of the board for all your accounts?

ANSWERING MACHINE MESSAGE:

Hello, my name is <Agent Name> and I am a proxy voting specialist calling on behalf of Apollo Realty Income Solutions, Inc. You should have received proxy materials either electronically or in the mail concerning the annual meeting of stockholders to be held on September 26th, 2023.

CONFIDENTIAL INFORMATION | © 2023	2

Your vote is very important. If you received proxy materials in the mail, you may vote by signing, dating and promptly mailing your proxy card in the postage-paid envelope provided. Internet and telephone voting are also available. To vote over the Internet please follow the instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 855-928-4479 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9AM to 10PM Eastern Time. Voting takes just a few moments and will benefit all stockholders. Thank you for your prompt attention to this matter.

AUTOMATED ANSWERING MACHINE MESSAGE (ONLY ON LANDLINES):

Hello, this is the Broadridge Proxy Services Center calling with an important message on behalf of Apollo Realty Income Solutions, Inc. You should have received proxy material either electronically or in the mail concerning the annual meeting of stockholders to be held on September 26th, 2023.

Your vote is very important. If you received proxy materials in the mail, you may vote by signing, dating and promptly mailing your proxy card in the postage-paid envelope provided. Internet and telephone voting are also available. To vote over the Internet please follow the instructions provided in the proxy materials. If you have any questions, would like to vote over the telephone or need new proxy materials, call toll-free at 855-928-4479 and a proxy voting specialist will assist you. Specialists are available Monday through Friday, 9AM to 10PM Eastern Time. Voting takes just a few moments and will benefit all stockholders. Thank you for your prompt attention to this matter.

PRE-RECORDED MESSAGES – NO CHANGES

INBOUND - CLOSED RECORDING:

Thank you for calling the Broadridge Proxy Services Center. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 9AM to 10PM Eastern Time. Thank you.

INBOUND - CALL IN QUEUE MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. Our proxy specialists are currently assisting other callers. Your call is important to us. Please continue to hold and your call will be answered in the order it was received.

END OF CAMPAIGN MESSAGE:

Thank you for calling the Broadridge Proxy Services Center. The meeting has been held and as a result, this toll free number is no longer in service for proxy related calls. If you have questions regarding your investment, please contact your investment professional. Thank you.

CC HOURS (EASTERN TIME):

Monday through Friday, 9AM to 10PM

CONFIDENTIAL INFORMATION | © 2023	3